UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2019

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 1.01     Entry into a Material Definitive Agreement.

On October 1, 2019, Jaguar Health, Inc. (the “Company”) and Napo Pharmaceuticals, Inc. (“Napo”), a wholly-owned subsidiary of the Company, entered into a License Termination and Settlement Agreement (the “Agreement”) with Dr. Michael Tempesta (“Tempesta”), pursuant to which certain disputes between Napo and Tempesta were settled.  The disputes relate to royalty payments owed by Napo to Tempesta under a license agreement, dated February 8, 1990, between Tempesta and Shaman Pharmaceuticals, a predecessor-in-interest to Napo (the “1990 License”), and a modified license agreement, dated October 16, 2002, between Tempesta and Napo (the “2002 License” and together with the 1990 License, the “License Agreements”) with respect to SP-303, a component of Mytesi, the Company’s FDA-approved drug for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy.

Pursuant to the terms of the Agreement, Tempesta received $50,000 in cash, an unsecured promissory note issued by the Company in the aggregate principal amount of $550,000 (the “Note”) and 40,000 shares of the Company’s common stock (the “Shares”) in exchange for the cessation of all royalty payments by Napo to Dr. Tempesta under the License Agreements. The Note bears interest at the rate of 2.5% per annum and matures on March 1, 2025. In addition, the Note provides for the Company to make semi-annual payments equal to $50,000 plus accrued interest beginning on March 1, 2020 until the Note is paid in full. The shares are subject to lock-up restrictions and are not tradeable by Tempesta until October 1, 2020.

The Note and the Shares were offered and sold pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The foregoing descriptions of the Note and the Agreement do not purport to be complete, and are qualified in their entirety by reference to the Note and the Agreement, copies of which are filed herewith as Exhibit 4.1 and Exhibit 10.1, respectively.

On October 4, 2019, the Company issued a press release announcing the Company’s entry into the Agreement, a copy of which is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 1.02     Termination of a Material Definitive Agreement.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 1.02 in its entirety.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02     Unregistered Sales of Equity Securities.

The information required to be disclosed under this Item 3.02 is set forth in Item 1.01 above and is incorporated by reference into this Item 3.02.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
4.1	Promissory Note, dated October 1, 2019, between Napo Pharmaceuticals, Inc. and Michael Tempesta.
10.1	License Termination and Settlement Agreement, dated October 1, 2019, by and among Jaguar Health, Inc., Napo Pharmaceuticals, Inc. and Michael Tempesta.
99.1	Press Release, dated October 4, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

	By:	/s/ Lisa A. Conte
		Name:	Lisa A. Conte
		Title:	Chief Executive Officer & President

Date: October 7, 2019

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